                                                                  Exhibit 4.1(a)


                     CHARTER COMMUNICATIONS HOLDINGS, LLC

                                     AND

             CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION

                                  as Issuers

                                     AND

                          MARCUS CABLE HOLDINGS, LLC
                                 as Guarantor


                                 $600,000,000

                         8.25% SENIOR NOTES DUE 2007

                            ---------------------

                                  INDENTURE

                          Dated as of March 17, 1999

                        HARRIS TRUST AND SAVINGS BANK,

                                   Trustee

                            ---------------------

                            CROSS-REFERENCE TABLE*
       Trust Indenture
          Act Section                                   Indenture Section
       310(a)(1).......................................        7.10
          (a)(2).......................................        7.10
          (a)(3).......................................        N.A.
          (a)(4).......................................        N.A.
          (a)(5).......................................        7.10
          (b)..........................................        7.10
          (c)..........................................        N.A.
       311(a) .........................................        7.11
          (b)..........................................        7.11
          (c)..........................................        N.A.
       312(a) .........................................        2.05
          (b)..........................................        12.03
          (c)..........................................        12.03
       313(a) .........................................        7.06
          (b)(1).......................................        12.03
          (b)(2).......................................     7.07;12.03
          (c)..........................................     7.06;12.02
          (d)..........................................        7.06
       314(a) .........................................     4.03;12.02
          (b)..........................................        12.02
          (c)(1).......................................        12.04
          (c)(2).......................................        12.04
          (c)(3).......................................        N.A.
          (d)..........................................        N.A.
          (e)..........................................        12.05
          (f)..........................................        N.A.
       315(a) .........................................        7.01
          (b)..........................................     7.05;12.02
          (c)..........................................        7.01
          (d)..........................................        7.01
          (e)..........................................        6.11
       316(a) (last sentence) .........................        2.09
          (a)(1)(A)....................................        6.05
          (a)(1)(B)....................................        6.04
          (a)(2).......................................        N.A.
          (b)..........................................        6.07
          (c)..........................................        2.12
       317(a)(1) ......................................        6.08
          (a)(2).......................................        6.09
          (b)..........................................        2.04
       318(a) .........................................        12.01
          (b)..........................................        N.A.
          (c)..........................................        12.01

      N.A. means not applicable.

          * This Cross-Reference Table is not part of the Indenture.

                   -----------------------------------------

                                TABLE OF CONTENTS
                                                                          Page

                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.  Definitions.................................................  1
Section 1.02.  Other Definitions........................................... 21
Section 1.03.  Incorporation by Reference of Trust Indenture Act........... 21
Section 1.04.  Rules of Construction....................................... 22

                                  ARTICLE 2
                                  THE NOTES

Section 2.01.  Form and Dating............................................. 22
Section 2.02.  Execution and Authentication................................ 23
Section 2.03.  Registrar and Paying Agent.................................. 23
Section 2.04.  Paying Agent to Hold Money in Trust......................... 24
Section 2.05.  Holder Lists................................................ 24
Section 2.06.  Transfer and Exchange....................................... 24
Section 2.07.  Replacement Notes........................................... 35
Section 2.08.  Outstanding Notes........................................... 36
Section 2.09.  Treasury Notes.............................................. 36
Section 2.10.  Temporary Notes............................................. 36
Section 2.11.  Cancellation................................................ 37
Section 2.12.  Defaulted Interest.......................................... 37

                                  ARTICLE 3
                          REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.......................................... 37
Section 3.02.  Selection of Notes to Be Redeemed........................... 37
Section 3.03.  Notice of Redemption........................................ 38
Section 3.04.  Effect of Notice of Redemption.............................. 38
Section 3.05.  Deposit of Redemption Price................................. 38
Section 3.06.  Notes Redeemed in Part...................................... 39
Section 3.07.  Optional Redemption......................................... 39
Section 3.08.  Mandatory Redemption........................................ 39
Section 3.09.  Offer to Purchase by Application of Excess Proceeds......... 39

                                  ARTICLE 4
                                  COVENANTS

Section 4.01.  Payment of Notes ........................................... 41
Section 4.02.  Maintenance of Office or Agency ............................ 41
Section 4.03.  Reports .................................................... 42
Section 4.04.  Compliance Certificate ..................................... 42
Section 4.05.  Taxes ...................................................... 43
Section 4.06.  Stay, Extension and Usury Laws ............................. 43
Section 4.07.  Restricted Payments ........................................ 43
Section 4.08.  Investments ................................................ 46
Section 4.09.  Dividend and Other Payment Restrictions Affecting
                 Subsidiaries ............................................. 47

Section 4.10.  Incurrence of Indebtedness and Issuance of Preferred
                 Stock .................................................... 48
Section 4.11.  Limitation on Asset Sales .................................. 51
Section 4.12.  Sale and Leaseback Transactions ............................ 52
Section 4.13.  Transactions with Affiliates ............................... 53
Section 4.14.  Liens ...................................................... 54
Section 4.15.  Corporate Existence ........................................ 54
Section 4.16.  Repurchase at the Option of Holders upon a Change of
                 Control .................................................. 54
Section 4.17.  Limitations on Issuances of Guarantees of Indebtedness ..... 56
Section 4.18.  Payments for Consent ....................................... 56
Section 4.19.  Application of Fall-Away Covenants ......................... 56
Section 4.20.  Impairment of Security Interest ............................ 57
Section 4.21.  Security Interest........................................... 57

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets ................... 57
Section 5.02.  Successor Corporation Substituted .......................... 58

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default........................................... 58
Section 6.02.  Acceleration ............................................... 60
Section 6.03.  Other Remedies ............................................. 60
Section 6.04.  Waiver of Existing Defaults ................................ 61
Section 6.05.  Control by Majority ........................................ 61
Section 6.06.  Limitation on Suits ........................................ 61
Section 6.07.  Rights of Holders of Notes to Receive Payment .............. 61
Section 6.08.  Collection Suit by Trustee ................................. 62
Section 6.09.  Trustee May File Proofs of Claim ........................... 62
Section 6.10.  Priorities ................................................. 62
Section 6.11.  Undertaking for Costs ...................................... 63

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee .......................................... 63
Section 7.02.  Rights of Trustee .......................................... 64
Section 7.03.  Individual Rights of Trustee ............................... 65
Section 7.04.  Trustee's Disclaimer ....................................... 65
Section 7.05.  Notice of Defaults ......................................... 65
Section 7.06.  Reports by Trustee to Holders of the Notes ................. 65
Section 7.07.  Compensation and Indemnity ................................. 65
Section 7.08.  Replacement of Trustee ..................................... 66
Section 7.09.  Successor Trustee by Merger, etc. .......................... 67
Section 7.10.  Eligibility; Disqualification .............................. 67
Section 7.11.  Preferential Collection of Claims Against the Issuers ...... 67

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance ... 68

Section 8.02.  Legal Defeasance and Discharge ............................. 68
Section 8.03.  Covenant Defeasance ........................................ 68
Section 8.04.  Conditions to Legal or Covenant Defeasance ................. 69
Section 8.05.  Deposited Money and Government Securities to Be Held in
                 Trust; Other Miscellaneous Provisions..................... 70
Section 8.06.  Repayment to Issuers ....................................... 71
Section 8.07.  Reinstatement .............................................. 71

                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes ........................ 71
Section 9.02.  With Consent of Holders of Notes ........................... 72
Section 9.03.  Compliance with Trust Indenture Act ........................ 73
Section 9.04.  Revocation and Effect of Consents .......................... 73
Section 9.05.  Notation on or Exchange of Notes ........................... 74
Section 9.06.  Trustee to Sign Amendments, etc. ........................... 74

                                  ARTICLE 10
                              GUARANTEE OF NOTES

Section 10.01. Unconditional Guarantee .................................... 74
Section 10.02. Limitations on this Guarantee .............................. 75
Section 10.03. Execution and Delivery of this Guarantee ................... 75
Section 10.04. Release of Guarantor ....................................... 76
Section 10.05. Waiver of Subrogation ...................................... 76
Section 10.06. Immediate Payment .......................................... 77
Section 10.07. Obligations Continuing ..................................... 77
Section 10.08. Obligations Reinstated ..................................... 77
Section 10.09. Obligations Not Affected ................................... 77
Section 10.10. Waiver ..................................................... 77
Section 10.11. No Obligation To Take Action Against Either Issuer ......... 77
Section 10.12. Dealing With The Company and Others ........................ 78
Section 10.13. Default and Enforcement .................................... 78
Section 10.14. Amendment, Etc. ............................................ 78
Section 10.15. Acknowledgement ............................................ 78
Section 10.16. Costs and Expenses ......................................... 78
Section 10.17. No Waiver; Cumulative Remedies ............................. 79
Section 10.18. Effect of Offset or Counterclaim ........................... 79
Section 10.19. Guarantee in Addition to Other Obligations ................. 79
Section 10.20. Severability ............................................... 79
Section 10.21. Successors and Assigns ..................................... 79

                                  ARTICLE 11
                                   SECURITY

Section 11.01. Security ................................................... 79
Section 11.02. Recording and Opinions ..................................... 80
Section 11.03. Release of Collateral ...................................... 81
Section 11.04. Authorization of Actions To Be Taken by the Trustee ........ 81
Section 11.05. Acknowledgment that Collateral Secures the Other Notes ..... 81

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                                  ARTICLE 12
                                MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls ............................... 81
Section 12.02. Notices .................................................... 81
Section 12.03. Communication by Holders of Notes with Other Holders of Notes ................................................. 82
Section 12.04. Certificate and Opinion as to Conditions Precedent ......... 83
Section 12.05. Statements Required in Certificate or Opinion .............. 83
Section 12.06. Rules by Trustee and Agents ................................ 83
Section 12.07. No Personal Liability of Directors, Officers, Employees,
                 Members and Stockholders ................................. 83
Section 12.08. Governing Law .............................................. 83
Section 12.09. No Adverse Interpretation of Other Agreements .............. 84
Section 12.10. Successors ................................................. 84
Section 12.11. Severability ............................................... 84
Section 12.12. Counterpart Originals ...................................... 84
Section 12.13. Table of Contents, Headings, etc. .......................... 84

                                  ARTICLE 13
                          SATISFACTION AND DISCHARGE

Section 13.01. Satisfaction and Discharge of Indenture .................... 84
Section 13.02. Application of Trust Money ................................. 85

                                   EXHIBITS

Exhibit A   FORM OF NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM OF GUARANTEE
Exhibit F   FORM OF MIRROR NOTE

      INDENTURE dated as of March 17, 1999 among Charter Communications Holdings, LLC, a Delaware limited liability company (the "Company"), Charter Communications Holdings Capital Corporation, a company incorporated under the laws of Delaware ("Charter Capital" and together with the Company, the "Issuers"), Marcus Cable Holdings, LLC, a Delaware limited liability company, as guarantor (the "Guarantor"), and Harris Trust and Savings Bank, as trustee (the "Trustee").

      The Issuers, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.25% Senior Notes due 2007 (the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

      "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling, "controlled by" and "under common control with " shall have correlative meanings.

      "Agent" means any Registrar or Paying Agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

      "Asset Acquisition" means (a) an Investment by the Company or any of the Company's Restricted Subsidiaries, or the Guarantor or any of the Guarantor's Restricted Subsidiaries, as the case may be, in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any of the Company's Restricted Subsidiaries, or the Guarantor or any of the Guarantor's

Restricted Subsidiaries, as the case may be, or shall be merged with or into the Company or any of the Company's Restricted Subsidiaries, or the Guarantor or any of the Guarantor's Restricted Subsidiaries, as the case may be, or (b) the acquisition by the Company or any of the Company's Restricted Subsidiaries, or the Guarantor or any of the Guarantor's Subsidiaries, as the case may be, of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, and of the Guarantor and its Restricted Subsidiaries, taken as a whole, shall be governed by Section 4.16 and/or Section 5.01 and not by the provisions of
      Section 4.11; and

            (2) the issuance of Equity Interests by any of the Company's or the Guarantor's Restricted Subsidiaries or the sale of Equity Interests in any of the Company's or the Guarantor's Restricted Subsidiaries.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

            (1) any single transaction or series of related transactions that:
      (a) involves assets having a fair market value of less than $100 million; or (b) results in net proceeds to the Company, the Guarantor and their Restricted Subsidiaries of less than $100 million;

            (2) a transfer of assets (i) between or among the Company and its Restricted Subsidiaries, (ii) between or among the Guarantor and its Restricted Subsidiaries and (iii) from the Guarantor or any of its Restricted Subsidiaries to any of the Company or its Restricted Subsidiaries;

            (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, or an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Guarantor to another Wholly Owned Restricted Subsidiary of the Guarantor;

            (4) a Restricted Payment that is permitted by Section 4.07 and a Restricted Investment that is permitted by Section 4.08; and

            (5) the incurrence of Permitted Liens and the disposition of assets related to such Permitted Liens by the secured party pursuant to a foreclosure.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessee, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

      "Board of Directors" means the Board of Directors of the Company, Charter Capital or the Guarantor, as the case may be, or any authorized committee of the Board of Directors of the Company, Charter Capital or the Guarantor, as the case may be.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, Charter Capital or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company, Charter Capital or the Guarantor, as the case may be, and to be in full force and effect on the date of such certification and delivered to the Trustee.

      "Business Day" means any day other than a Legal Holiday.

      "Cable Related Business" means the business of owning cable television systems and businesses ancillary, complementary and related thereto.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest (other than any debt obligation) or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Capital Stock Sale Proceeds " means the aggregate net cash proceeds (including the fair market value of the non-cash proceeds, as determined by an independent appraisal firm) received by the Company or the Guarantor since the date of this Indenture (x) as a contribution to the common equity capital or from the issue or sale of Equity Interests of the Company or the Guarantor (other than Disqualified Stock) or (y) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company or the Guarantor that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company or the Guarantor).

      "Cash Equivalents" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thompson Bank Watch Rating at the time of acquisition of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having a rating of at least "P-1" from Moody's or at least "A-1" from S&P and in each case maturing within twelve months after the date of acquisition;

            (6) corporate debt obligations maturing within twelve months after the date of acquisition thereof, rated at the time of acquisition at least "Aaa" or "P-1" by Moody's or "AAA" or "A-1" by S&P;

            (7) auction-rate preferred stocks of any corporation maturing not later than 45 days after the date of acquisition thereof, rated at the time of acquisition at least "Aaa" by Moody's or "AAA" by S&P;

            (8) securities issued by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, maturing not later than six months after the date of acquisition thereof, rated at the time of acquisition at least "A" by Moody's or S&P; and

            (9) money market or, mutual funds, at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

      "Cedel" means Cedel Bank, SA.

      "Change of Control" means the occurrence of any of the following:

            (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the Guarantor and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or a Related Party of the Principal;

            (2) the adoption of a plan relating to the liquidation or dissolution of the Company or the Guarantor;

            (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and Related Parties and any entity formed for the purpose of owning Capital Stock of the Company, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company or the Guarantor, measured by voting power rather than number of shares, unless the Principal or a Related Party Beneficially Owns, directly or indirectly, a greater percentage of Voting Stock of the Company or the Guarantor, as the case may be, measured by voting power rather than the number of shares, than such person;

            (4) after the Company's initial public offering, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

            (5) the Company or the Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or the Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Guarantor is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or the Guarantor outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

      "Charter Capital" has the meaning assigned to it in the preamble to this Indenture.

      "Collateral" means the Mirror Note and other collateral which secures the obligations under the Notes pursuant to the Pledge Documents and the collateral which secures the obligations under the Mirror Note.

      "Commission" or "SEC" means the Securities and Exchange Commission.

      "Company" has the meaning assigned to it in the preamble to this Indenture.

      "Company Preferred Stock" means the 10% cumulative convertible redeemable preferred stock of the Company with an aggregate liquidation value of $25 million.

      "Consolidated EBITDA" means with respect to any Person, for any period, the net income of such Person and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such net income:

            (1) Consolidated Interest Expense;

            (2) income taxes;

            (3) depreciation expense;

            (4) amortization expense;

            (5) all other non-cash items, extraordinary items, nonrecurring and unusual items and the cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing such net income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

            (6) amounts actually paid during such period pursuant to a deferred compensation plan; and

            (7) for purposes of Section 4.10 only, Management Fees;

provided that Consolidated EBITDA shall not include:

            (x) the net income (or net loss) of any Person that is not a Restricted Subsidiary ("Other Person"), except (I) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Other Person during such period and (II) with respect to net losses, to the extent of the amount of investments made by such Person or any Restricted Subsidiary of such Person in such Other Person during such period;

            (y) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (3) of Section 4.07 (and in such case, except to the extent includable pursuant to clause (x) above), the net income (or net loss) of any Other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any Restricted Subsidiaries or all or substantially all of the property and assets of such Other Person are acquired by such Person or any of its Restricted Subsidiaries; and

            (z) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or Preferred Stock outstanding on the date of this Indenture or incurred or issued thereafter in compliance with
      Section 4.10; provided that the terms of any such agreement restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment (beyond any applicable period of grace) contained in such agreement or instrument and provided such terms are determined by such Person to be customary in comparable financings and such restrictions are determined by the Company not to materially affect the Company's ability to make principal or interest payments on the Notes when due).

      "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

            (1) the total amount of outstanding Indebtedness of such Person and its Restricted Subsidiaries, plus

            (2) the total amount of Indebtedness of any other Person that has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries (excluding Indebtedness of the Company or any of its Subsidiaries guaranteed by the Guarantor and any of its Subsidiaries which Indebtedness has been previously counted for the purposes of this definition), plus

            (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and

            (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and

            (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof), in each case, on a consolidated basis and in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

            (1) was a member of such Board of Directors on the date of this Indenture; or

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or whose election or appointment was previously so approved.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Issuers.

      "Credit Facilities" means, with respect to the Company, the Guarantor and/or their respective Restricted Subsidiaries, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, or transfer, lease conveyance or other disposition of all or substantially all of such Person's assets or Capital Stock.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or the Guarantor, as the case may be, to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or the Guarantor, as the case may be, may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means any private or underwritten public offering of Qualified Capital Stock of the Company of which the gross proceeds to the Company are at least $25 million.

      "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f).

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries and the Guarantor and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Guarantee" or "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the Guarantee.

      "Guarantor" has the meaning assigned to it in the preamble to this Indenture.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

            (2) interest rate option agreements, foreign currency exchange agreements, foreign currency swap agreements; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in interest and currency exchange rates.

      "Holder" means a holder of the Notes.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations;

            (5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

            (6) representing the notional amount of any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

            (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

      "Issue Date" means March 17, 1999.

      "Issuers" has the meaning assigned to it in the preamble to this Indenture.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Leverage Ratio " means, as of any date, the ratio of:

            (1) the combined Consolidated Indebtedness of the Company and the Guarantor on such date to

            (2) the aggregate amount of combined Consolidated EBITDA for the Company and the Guarantor for the most recently ended fiscal quarter for which internal financial statements are available multiplied by four (the "Reference Period").

      In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated on a pro forma basis after giving effect to

            (1) the issuance of the Notes;

            (2) the incurrence of the Indebtedness or the issuance of the Disqualified Stock or other Preferred Stock of a Restricted Subsidiary (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment of other Indebtedness or Disqualified Stock or other Preferred Stock of a Restricted Subsidiary, other than the incurrence or repayment of Indebtedness for ordinary working capital purposes, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period; and

            (3) any Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for or issuing Indebtedness, Disqualified Stock or Preferred Stock) made on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such Disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness, Disqualified Stock or Preferred Stock and also including any Consolidated EBITDA associated with such Asset Acquisition, including any cost savings adjustments in compliance with Regulation S-X promulgated by the Commission) had occurred on the first day of the Reference Period.

      For purposes of this definition and calculating the combined Consolidated Indebtedness for the Company and the Guarantor, in no case will the combined Consolidated Indebtedness for the Company include (x) Consolidated Indebtedness of the Company which has already been counted as part of the Consolidated Indebtedness of the Guarantor and (y) Consolidated Indebtedness of the Guarantor which has already been counted as the Consolidated Indebtedness of the Company. Further, for purposes of this definition and calculating combined Consolidated EBITDA for the Company and the Guarantor, in no case will combined Consolidated EBITDA for the Company and the Guarantor include (x) Consolidated EBITDA of the Company which has already been counted as part of the Consolidated EBITDA of the Guarantor and (y) Consolidated EBITDA of the Guarantor which has already been counted as the Consolidated EBITDA of the Company.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Management Fees" means the fee payable to Charter Communications, Inc. pursuant to the management agreement between Charter Communications, Inc. and Charter Communication Operating LLC, as such agreement exists on the Issue Date, including any amendment or replacement thereof, provided that any such amendment or replacement is not more disadvantageous to the Holders of the Notes in any material respect from such management agreement existing on the Issue Date.

      "Marcus Combination" means the consolidation or merger of the Guarantor with and into the Company or any of its Restricted Subsidiaries.

      "Mirror Note" means the senior note of the Guarantor due April 1, 2007 issued to the Company in the principal amount of $1,548,630,855 in the form attached to this Indenture as Exhibit F, and which will be secured by the pledge by the Guarantor of all of the Capital Stock of Marcus Cable Company LLC, a wholly owned Subsidiary of the Guarantor.

      "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries or by the Guarantor or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof or taxes paid or payable as a result thereof (including amounts distributable in respect of owners', partners' or members' tax liabilities resulting from such sale), in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither the Company nor any of its Restricted Subsidiaries , nor the Guarantor or any of its Restricted Subsidiaries, as the case may be, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, as the case may be, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries, as the case may be.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company, Charter Capital or the Guarantor, as the case may be, by two Officers of the Company, Charter Capital or the Guarantor, as the case may be, one of whom must be the principal executive officer, the chief financial officer or the treasurer of the Company, Charter Capital or the Guarantor, as the case may be, that meets the requirements of Section 12.05.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05. The counsel may be an employee of or counsel to the Issuers, the Guarantor, any Subsidiary of the Issuers or the Guarantor or the Trustee.

      "Other Notes" means the 8.625% Senior Notes due 2009 of the Issuers in an aggregate principal amount not to exceed the principal amount issued on the Issue Date, and the 9.920% Senior Discount Notes due 2011 of the Issuers in an aggregate principal amount at maturity not to exceed the principal amount at maturity issued on the Issue Date.

      "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

      "Permitted Investments" means:

            (1) any Investment by the Company in a Restricted Subsidiary of the Company, or any Investment by the Guarantor in a Restricted Subsidiary of the Guarantor, the Company or a Restricted Subsidiary of the Company, or any Investment by a Restricted Subsidiary of the Company or the Guarantor in the Company;

            (2) any Investment in Cash Equivalents;

            (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the
            Company; or

                  (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

            (4) any Investment by the Guarantor or any Restricted Subsidiary of the Guarantor in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the
            Guarantor; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Guarantor or a Restricted Subsidiary of the Guarantor;

            (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

            (6) Investment made out of the net cash proceeds of the issue and sale (other than to a Subsidiary of the Company or the Guarantor) of Equity Interests (other than Disqualified Stock) of the Company or the Guarantor to the extent that such net cash proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to
      Section 4.07 or to the extent such net cash proceeds have not been used to incur Indebtedness pursuant to clause (10) of Section 4.10;

            (7) Investments in Productive Assets having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the Issue Date, not to exceed $150 million; provided that either the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries, after giving effect to such Investments, will own at least 20% of the Voting Stock of such Person;

            (8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of this Indenture, not to exceed $50 million;

            (9) Investments in customers and suppliers in the ordinary course of business which either (A) generate accounts receivable or (B) are accepted in settlement of bona fide disputes; and

            (10) the Company's investment in the Guarantor, as outstanding on the Issue Date.

            "Permitted Liens" means:

            (1) Liens on the assets of the Company or the Guarantor securing Indebtedness and other Obligations under clause (1) of Section 4.10;

            (2) Liens in favor of the Company and the Guarantor and Liens on the assets of any Restricted Subsidiary of the Company or the Guarantor in favor of any other Restricted Subsidiary of the Company or the Guarantor;

            (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or the Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Guarantor;

            (4) Liens on property existing at the time of acquisition thereof by the Company or the Guarantor; provided that such Liens were in existence prior to the contemplation of such acquisition;

            (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (6) purchase money mortgages or other purchase money liens (including without limitation any Capital Lease Obligations) incurred by the Company or the Guarantor upon any fixed or capital assets acquired after the Issue Date or purchase money mortgages (including without limitation Capital Lease Obligations) on any such assets, whether or not assumed, existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any of the assets of the Company or the Guarantor, except the asset so developed, constructed, or acquired, and directly related assets such as enhancements and modifications thereto, substitutions, replacements, proceeds (including insurance proceeds), products, rents and profits thereof, and (ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges, costs and expenses (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) and incurred in connection therewith (or the obligation under such Capital Lease Obligation) only;

            (7) Liens existing on the date of this Indenture (other than in connection with the Credit Facilities);

            (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

            (9) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

            (10) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

            (11) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligation, bankers' acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

            (12) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or the Guarantor or any of their Restricted Subsidiaries;

            (13) Liens of franchisors or other regulatory bodies arising in the ordinary course of business;

            (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases or other Uniform Commercial Code financing statements for precautionary purposes relating to arrangements not constituting Indebtedness;

            (15) Liens arising from the rendering of a final judgment or order against the Company, the Guarantor or any of their Restricted Subsidiaries that does not give rise to an Event of Default;

            (16) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (17) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect the Company, the Guarantor or any of their respective Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

            (18) Liens consisting of any interest or title of licensor in the property subject to a license;

            (19) Liens on the Capital Stock of Unrestricted Subsidiaries;

            (20) Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;

            (21) Liens incurred in the ordinary course of business of the Company or the Guarantor, with respect to obligations which in the aggregate do not exceed $50 million at any one time outstanding;

            (22) Liens in favor of the Trustee arising under the provisions in this Indenture and in the indentures relating to the Other Notes, in each case under Section 7.07; and

            (23) Liens in favor of the Trustee for its benefit and the benefit of Holders and the holders of the Other Notes, as their respective interests appear.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, as the case may be, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, respectively (other than intercompany Indebtedness); provided that unless permitted otherwise by this Indenture, no Indebtedness of the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, may be issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Guarantor or any of its Restricted Subsidiaries, or the Company or any of its Restricted Subsidiaries, respectively; provided, further, that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantee such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or the Guarantee, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Company or by any of its Restricted Subsidiaries or the Guarantor or by any of its Restricted Subsidiaries, who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

      "Pledge Documents" means, collectively, this Indenture and all pledge agreements or other instruments evidencing or creating any security interests in favor of the Trustee in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of this Indenture.

      "Principal" means Paul G. Allen.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Productive Assets" means assets (including assets of a referent Person owned directly or indirectly through ownership of Capital Stock) of a kind used or useful in the Cable Related Business.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

      "Rating Agencies" means Moody's and S&P.

      "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantor and the initial purchasers named therein with respect to the Notes issued on the Issue Date.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Related Party" means:

            (1) the spouse or an immediate family member, estate or heir of the Principal; or

            (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated the Securities Act.

      "S&P" means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Restricted Subsidiary of the Company which is a "Significant Subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

      "Special Interest" has the meaning set forth in the Registration Rights Agreement.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness on the Issue Date, or, if none, the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person:

            (1) any corporation, association or other business entity of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and, in the case of any such entity of which 50% of the total voting power of shares of Capital Stock is so owned or controlled by such Person or one or more of the other Subsidiaries of such Person, such Person and its Subsidiaries also has the right to control the management of such entity pursuant to contract or otherwise; and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Tax" shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trustee" means Harris Trust and Savings Bank until a successor replaces Harris Trust and Savings Bank in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "Unrestricted Subsidiary" means any Subsidiary of the Company or the Guarantor that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company or the Guarantor or any Restricted Subsidiary of the Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any Restricted Subsidiary or the Guarantor or any Restricted Subsidiary of the Guarantor than those that might be obtained at the time from Persons who are not Affiliates of the Company or the Guarantor unless such terms constitute Investments permitted by the covenant described above under Section 4.08;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries, nor the Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries; and

            (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries, or of the Guarantor of any of its Restricted Subsidiaries, or has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries, or of the Guarantor or any of its Restricted Subsidiaries.

      "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02. Other Definitions.

                                                                Defined in
       Term                                                      Section
       ----                                                      -------
       "Affiliate Transaction"..................................   4.13
       "Asset Sale Offer".......................................   3.09
       "Authentication Order"...................................   2.02
       "Change of Control Offer"................................   4.16
       "Change of Control Payment"..............................   4.16

                                                                Defined in
       Term                                                      Section
       ----                                                      -------
       "Change of Control Payment Date".........................   4.16
       "Covenant Defeasance"....................................   8.01
       "DTC"....................................................   2.03
       "Event of Default".......................................   6.01
       "Excess Proceeds"........................................   4.12
       "incur"..................................................   4.09
       "Legal Defeasance".......................................   8.01
       "Offer Period"...........................................   3.09
       "Paying Agent"...........................................   2.03
       "Payment Default"........................................   6.01
       "Permitted Debt".........................................   4.10
       "Preferred Stock Financing"..............................   4.10
       "Purchase Date"..........................................   3.09
       "Registrar"..............................................   2.03
       "Restricted Payments"....................................   4.07
       "Subordinated Debt Financing"............................   4.10
       "Subordinated Notes".....................................   4.10
       "Subsidiary Guarantee"...................................   4.17
       "Suspended Covenants"....................................   4.19

Section 1.03. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Issuers and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e) provisions apply to successive events and transactions;

      (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

      (g) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

      (h) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01. Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

      (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02. Execution and Authentication.

      Two Officers shall sign the Notes for each Issuer by manual or facsimile signature. The Guarantor shall execute the Guarantee in the manner set forth in
Article 10.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Issuers signed by an Officer of each of the Issuers (an "Authentication Order"), authenticate Notes for original issue in the aggregate principal amount of $600,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07. On the Issue Date, the Issuers will issue $600,000,000 aggregate principal amount of Notes.

      The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03. Registrar and Paying Agent.

      The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

      The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

      The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06. Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

                        (i) the Issuers deliver to the Trustee notice from the
                  Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

                        (ii) the Issuers in their sole discretion determine that
                  the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

                        (iii) there shall have occurred and be continuing a
                  Default or Event of Default with respect to the Notes.

      Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note.
            Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests
            in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

                  (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (A)(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                  (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
      Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (B)(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
      (1) above.

                  Upon consummation of an Exchange Offer by the Issuers in
            accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

                  (iii) Transfer of Beneficial Interests to Another Restricted
            Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a
            Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
            Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
            Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B)
            or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue (and, in the case of the Guarantee, the Guarantor shall issue) and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes (with corresponding Guarantees) in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to
            Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute (and, in the case of the Guarantee, the Guarantor shall execute) and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (with its corresponding Guarantee) in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
            Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to
            Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
            Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
            Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to
            Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute (and, in the case of the Guarantee, the Guarantor shall execute) and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (with its corresponding Guarantee) in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                  (i) Restricted Definitive Notes to Beneficial Interests in
            Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Notes proposes to
            exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Notes proposes to
            transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the
            subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
            (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue (and, in the case of the Guarantee, the Guarantor shall issue) and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes (with corresponding Guarantees) in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive
            Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive
            Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted

            Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Issuers;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes
            proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes
            proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive
            Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
      (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
      2.11 OF THE INDENTURE AND (III) THIS GLOBAL

      NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the
            Issuers shall execute (and, in the case of the Guarantee, the Guarantor shall execute) and the Trustee shall authenticate Global Notes and Definitive Notes (each with corresponding Guarantees) upon the Issuers' order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a
            beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.11, 4.16 and 9.05).

                  (iii) The Registrar shall not be required to register the
            transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers (and the Guarantor, in the case of the Guarantee), evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes (each with a corresponding Guarantee) surrendered upon such registration of transfer or exchange.

                  (v) The Issuers shall not be required (A) to issue, to
            register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a
            transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and
            Definitive Notes in accordance with the provisions of Section 2.02.

                  (viii) All certifications, certificates and Opinions of
            Counsel required to be submitted to the Registrar pursuant to this
            Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue (and, in the case of the Guarantee, the Guarantor shall issue) and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note (with corresponding Guarantee) if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

      Every replacement Note (with corresponding Guarantee) is an additional obligation of the Issuers and the Guarantor and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes (with corresponding Guarantees) duly issued hereunder.

Section 2.08. Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because either of the Issuers, the Guarantor or an Affiliate of the Issuers or the Guarantor holds the Note; however, Notes held by an Issuer, the Guarantor or a Subsidiary of an Issuer or the Guarantor shall not be deemed to be outstanding for purposes of Section 3.07(b).

      If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Issuers may prepare (and, in the case of the Guarantee, the Guarantor may prepare) and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes (with corresponding Guarantees). Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare (and, in the case of the Guarantee, the Guarantor shall prepare) and the Trustee shall authenticate definitive Notes (with corresponding Guarantees) in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

      The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes. Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

      If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

      If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

      Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that each of the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

      At or prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01.

Section 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

      The Notes will not be redeemable at the Issuers' option prior to maturity

Section 3.08. Mandatory Redemption.

      Except as otherwise provided in Section 4.11 or Section 4.16 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

      In the event that the Issuers shall be required to commence an offer to all Holders to purchase Notes pursuant to Section 4.11 (an "Asset Sale Offer"), they shall follow the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Special Interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

      (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or may elect to have Notes purchased in integral multiples of $1,000 only;

      (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01. Payment of Notes.

      The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

      The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Issuers hereby designate the Harris Trust Company of New York, an affiliate of the Trustee, as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03. Reports.

      Whether or not required by the Commission, so long as any Notes are outstanding, the Issuers and the Guarantor shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers and the Guarantor were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuers' certified independent accountants and the Guarantor's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers or the Guarantor were required to file such reports.

      If the Issuers or the Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuers or the Guarantor, as the case may be, and their respective Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuers or the Guarantor, as the case may be.

      In addition, whether or not required by the Commission, the Issuers or the Guarantor shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Section 4.04. Compliance Certificate.

      (a) Each of the Company and the Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries and the Guarantor and its Subsidiaries, respectively, during the preceding fiscal year have been made under the supervision of the signing Officers with a view to determining whether the Company or the Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or the Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants or the Guarantor's independent public accountants, as the case may be, (each of whom shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or the Guarantor, as the case may be, has violated any provisions of Article 4 or
Article 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that, after the Company or the Guarantor, as the case may be, has used its reasonable best efforts to obtain the written statement of the Company's independent public accountants or the Guarantor's independent public accountants, as the case may be, required by the provisions of this paragraph, such statement cannot be obtained, the Company or the Guarantor, as the case may be, shall deliver, in satisfaction of its obligations under this Section 4.04, an Officers' Certificate (A) certifying that it has used its reasonable best efforts to obtain such required statement but was unable to do so and (B) attaching the written statement of the Company's accountants or the Guarantor's accountants, as the case may be, that the Company or the Guarantor, as the case may be, received in lieu thereof.

      (c) Each of the Company and the Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

      Each of the Company and the Guarantor shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

      Each of the Issuers and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, and the Guarantor shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (a) declare or pay any dividend or make any other payment or distribution on account of the Company's, the Guarantor's or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company, the Guarantor or any of their Restricted Subsidiaries) or to the direct or indirect holders of the Company's, the Guarantor's or any of their Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or the Guarantor or, in the case of the Company and its Restricted Subsidiaries, to the Company or a Restricted Subsidiary of the Company or in the case of the Guarantor and its Restricted Subsidiaries, to the Company, the Guarantor or a Restricted Subsidiary of the Company or the Guarantor);

            (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or the Guarantor or any direct or indirect parent of the Company or the Guarantor or any Restricted Subsidiary of the Company or the Guarantor (other than, in the case of the Company and its Restricted Subsidiaries, any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company or, in the case of the Guarantor and its Restricted Subsidiaries, any such Equity Interests owned by the Company, the Guarantor or any Restricted Subsidiary of the Company or the Guarantor); or

            (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Guarantees (other than the Notes or the Guarantees), except a payment of interest or principal at the Stated Maturity thereof

(all such payments and other actions set forth in clauses (a) through (c) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company, the Guarantor and each of their Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5),
      (6), (7) and (8) of the next succeeding paragraph), shall not exceed, at the date of determination, the sum of:

                  (a) an amount equal to 100% of the combined Consolidated
            EBITDA of the Company and the Guarantor since the date of this Indenture to the end of the Company's and the Guarantor's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.2 times the combined Consolidated Interest Expense of the Company and the Guarantor since the date of this Indenture to the end of the Company's and the Guarantor's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus

                  (b) an amount equal to 100% of Capital Stock Sale Proceeds less any such Capital Stock Sale Proceeds used in connection with
            (i) an Investment made pursuant to clause (6) of the definition of "Permitted Investments" or (ii) the incurrence of Indebtedness pursuant to clause (10) of Section 4.10, plus

                  (c) $100.0 million.

      So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or the Guarantor in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or the Guarantor) of, Equity Interests of the Company or the Guarantor (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
      (3) (b) of the preceding paragraph;

            (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company, the Guarantor or any of their Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) regardless of whether a Default then exists, the payment of any dividend or distribution to the extent necessary to permit direct or indirect beneficial owners of shares of Capital Stock of the Company or the Guarantor to pay federal, state or local income tax liabilities that would arise solely from income of the Company or the Guarantor or any of their Restricted Subsidiaries, as the case may be, for the relevant taxable period and attributable to them solely as a result of the Company or the Guarantor (and any intermediate entity through which the Holder owns such shares) or any of its Restricted Subsidiaries being a limited liability company, partnership or similar entity for federal income tax purposes;

            (5) regardless of whether a Default then exists, the payment of any dividend by a Restricted Subsidiary of the Company or the Guarantor to the holders of its common Equity Interests on a pro rata basis;

            (6) the payment of any dividend on the Company Preferred Stock or the redemption, repurchase, retirement or other acquisition of the Company Preferred Stock in an amount not in excess of its aggregate liquidation value;

            (7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or the Guarantor held by any member of the Company's or the Guarantor's management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million in any fiscal year; and

            (8) payment of fees in connection with any acquisition, merger or similar transaction in an amount that does not exceed an amount equal to 1.25% of the transaction value of such acquisition, merger or similar transaction.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company, the Guarantor or any of their Restricted Subsidiaries pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company or the Guarantor, as the case may be, whose resolution with respect thereto shall be delivered to the Trustee. Such Board of Director's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $100 million. Not later than the date of making any Restricted Payment, the Company or the Guarantor, as the case may be shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Investments.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, and the Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) make any Restricted Investment; or

            (2) allow any Restricted Subsidiary of the Company or the Guarantor to become an Unrestricted Subsidiary,

unless, in each case:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) the Company would, at the time of, and after giving effect to, such Restricted Investment or such designation of a Restricted Subsidiary as an Unrestricted Subsidiary, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10.

      Any designation of a Subsidiary of the Company or the Guarantor as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by this Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary described in the definition of "Unrestricted Subsidiary," it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company or the Guarantor as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company or the Guarantor, as the case may be, shall be in default. The Board of Directors of the Company and the Guarantor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company or the Guarantor, respectively, of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.10 calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.09. Dividend and Other Payment Restrictions Affecting Subsidiaries.

      The Company and the Guarantor shall not, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Guarantor, as the case may be, to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or to the Guarantor or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries or to the Guarantor or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Company or any of its Restricted Subsidiaries or to the Guarantor or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries or to the Guarantor or any of its Restricted Subsidiaries.

However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (1) Existing Indebtedness as in effect on the date of this Indenture (including, without limitation, the Credit Facilities) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refinancings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

            (2) this Indenture, the Notes and the Other Notes;

            (3) applicable law;

            (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or to the Guarantor or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

            (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

            (7) any agreement for the sale or other disposition of a Restricted Subsidiary of either the Company or the Guarantor that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

            (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under Section
      4.14 that limit the right of the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

            (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

            (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (12) restrictions contained in the terms of Indebtedness permitted to be incurred under Section 4.10; provided that such restrictions are no more restrictive than the terms contained in the Credit Facilities as in effect on the Issue Date; and

            (13) restrictions that are not materially more restrictive than customary provisions in comparable financings and the management of the Company determines that such restrictions will not materially impair the Company's ability to make payments as required under the Notes.

Section 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, and the Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company and the Guarantor shall not issue any Disqualified Stock and shall not permit any of their Restricted Subsidiaries to issue any shares of preferred stock unless the Leverage Ratio would have been not greater than 8.75 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of the most recently ended fiscal quarter.

      So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by the Company and its Restricted Subsidiaries and the Guarantor and its Restricted Subsidiaries of Indebtedness under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries and the Guarantor and its Restricted Subsidiaries outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $3.5 billion less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Subsidiaries or the Guarantor or any of its Subsidiaries, as the case may be, in the case of an Asset Sale since the date of this Indenture to repay Indebtedness under a Credit Facility pursuant to Section 4.11;

            (2) the incurrence by the Company and its Restricted Subsidiaries and the Guarantor and its Restricted Subsidiaries of Existing Indebtedness (other than the Credit Facilities);

            (3) the incurrence on the Issue Date by the Company and its Restricted Subsidiaries and the Guarantor and its Restricted Subsidiaries of Indebtedness represented by the Notes, the Other Notes and the related Guarantees;

            (4) the incurrence by the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) of Productive Assets of the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries, in an aggregate principal amount not to exceed $75 million at any time outstanding;

            (5) the incurrence by the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2) or (3) of this paragraph;

            (6) the incurrence by the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries, as the case may be, of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, respectively; provided that except for the Mirror Note, this clause does not permit Indebtedness between the Company or any of its Restricted Subsidiaries, as creditor or debtor, as the case may be, and the Guarantor or any of its Restricted Subsidiaries, as debtor or creditor, as the case may be, unless otherwise permitted by the Indentures; provided, further, that:

                  (a) if the Company or the Guarantor is the obligor on such
            Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes in the case of the Company, or the Guarantee of such Guarantor, in the case of the Guarantor; and

            (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof or the Guarantor or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof or the Guarantor or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries, respectively, as the case may be, that was not permitted by this clause (6);

            (7) the incurrence by the Company or any of its Restricted Subsidiaries or the Guarantor or any of its Restricted Subsidiaries, of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indentures to be outstanding;

            (8) the guarantee by the Company or the Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company, or Indebtedness of the Guarantor or a Restricted Subsidiary of the Guarantor, that was permitted to be incurred by another provision of this Section 4.10;

            (9) the incurrence by the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed $300 million;

            (10) the incurrence by the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed 200% of the net cash proceeds received by the Company from the sale of its Equity Interests (other than Disqualified Stock) after the date of this Indenture to the extent such net cash proceeds have not been applied to make Restricted Payments or to effect other transactions pursuant to Section 4.07 or to make Permitted Investments pursuant to clause (6) of the definition thereof;

            (11) the accretion or amortization of original issue discount and the write up of Indebtedness in accordance with purchase accounting; and

            (12) Indebtedness under the Mirror Note.

      For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company or the Guarantor, as the case may be, shall be permitted to classify and from time to time to reclassify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. For avoidance of doubt, Indebtedness incurred pursuant to a single agreement, instrument, program, facility or line of credit may be classified as Indebtedness arising in part under one of the clauses listed above, and in part under any one or more of the clauses listed above, to the extent that such Indebtedness satisfies the criteria for such clauses.

      Notwithstanding the foregoing, in no event shall any Restricted Subsidiary of the Company or the Guarantor consummate a Subordinated Debt Financing or a Preferred Stock Financing. A "Subordinated Debt Financing" or a "Preferred Stock Financing", as the case may be, with respect to any Restricted Subsidiary of the Company or the Guarantor shall mean a public offering or private placement (whether pursuant to Rule 144A under the Securities Act or otherwise) of Subordinated Notes or preferred stock (whether or not such preferred stock constitutes Disqualified Stock), as the case may be, of such Restricted Subsidiary to one or more purchasers (other than to one or more Affiliates of the Company or the Guarantor). "Subordinated Notes" with respect to any Restricted Subsidiary of the Company or the Guarantor shall mean Indebtedness of such Restricted Subsidiary that is contractually subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary (including, without limitation, Indebtedness under the Credit Facilities). The foregoing limitation shall not apply to (i) any Indebtedness or preferred stock of any Person existing at the time such Person is merged with or into or became a Subsidiary of the Company or the Guarantor; provided that such Indebtedness or preferred stock was not incurred or issued in connection with, or in contemplation of, such Person merging with or into, or becoming a Subsidiary of, the Company or the Guarantor and (ii) any Indebtedness or preferred stock of a Restricted Subsidiary issued in connection with, and as part of the consideration for, an acquisition, whether by stock purchase, asset sale, merger or otherwise, in each case involving such Restricted Subsidiary, which Indebtedness or preferred stock is issued to the seller or sellers of such stock or assets; provided that such Restricted Subsidiary is not obligated to register such Indebtedness or preferred stock under the Securities Act or obligated to provide information pursuant to Rule 144A under the Securities Act.

Section 4.11. Limitation on Asset Sales

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, and the Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company, the Guarantor or a Restricted Subsidiary of the Company or the Guarantor, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) such fair market value is determined by the Company's or the Guarantor's Board of Directors, as the case may be, and evidenced by a resolution of such Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

            (3) at least 75% of the consideration therefor received by the Company, the Guarantor or such Restricted Subsidiary is in the form of cash, Cash Equivalents or readily marketable securities.

      For purposes of this Section 4.11, each of the following shall be deemed to be cash:

            (a) any liabilities (as shown on the Company's, the Guarantor's or such Restricted Subsidiary's most recent balance sheet) of the Company, the Guarantor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company, the Guarantor or such Restricted Subsidiary from further liability;

            (b) any securities, notes or other obligations received by the Company, the Guarantor or any such Restricted Subsidiary from such transferee that are converted by the Company, the Guarantor or such Restricted Subsidiary into cash, Cash Equivalents or readily marketable securities within 60 days after receipt thereof (to the extent of the cash, Cash Equivalents or readily marketable securities received in that conversion); and

            (c) Productive Assets.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company, the Guarantor or a Restricted Subsidiary of the Company or the Guarantor, as the case may be, may apply such Net Proceeds at its option:

            (1) to repay debt under the Credit Facilities or any other Indebtedness of the Restricted Subsidiaries of the Company (other than Indebtedness represented by a guarantee of a Restricted Subsidiary of the Company or the Guarantor); or

            (2) to invest in Productive Assets; provided that any Net Proceeds which the Company, the Guarantor or a Restricted Subsidiary of the Company or the Guarantor, as the case may be, has committed to invest in Productive Assets within 365 days of the applicable Asset Sale may be invested in Productive Assets within two years of such Asset Sale.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions requiring offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (which amount includes the entire amount of the Net Proceeds). The offer price in any Asset Sale Offer shall be payable in cash and equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      In the event that the Issuers shall be required to commence an offer to Holders to purchase Notes pursuant to this Section 4.11, they shall follow the procedures specified in Section 3.09.

Section 4.12. Sale and Leaseback Transactions.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, and the Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or the Guarantor may enter into a sale and leaseback transaction if:

            (1) the Company or the Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Leverage Ratio test in the first paragraph of Section 4.10 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.14; and

            (2) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or the Guarantor, as the case may be, applies the proceeds of such transaction in compliance with, the covenant described above under Section 4.11.

      The foregoing restrictions do not apply to a sale and leaseback transaction if the lease is for a period, including renewal rights, of not in excess of three years.

Section 4.13. Transactions with Affiliates.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, and the Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or to the Guarantor or the relevant Restricted Subsidiary, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary or the Guarantor or such Restricted Subsidiary, as the case may be, with an unrelated Person; and

            (2) the Company, or the Guarantor, as the case may be, delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of the Company or a resolution of the Board of Directors of the Guarantor, as the case may be, set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of such Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

            (1) existing employment agreement entered into by the Company, the Guarantor or any of their Subsidiaries and any employment agreement entered into by the Company or any of its Restricted Subsidiaries, or any employment agreement entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary or the Guarantor or such Restricted Subsidiary, as the case may be;

            (2) transactions between or among the Company and/or its Restricted Subsidiaries and the transactions between or among the Guarantor and/or its Restricted Subsidiaries;

            (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company or the Guarantor, as the case may be, and customary indemnification and insurance arrangements in favor of directors, regardless of affiliation with the Company, the Guarantor or any of their Restricted Subsidiaries;

            (4) payment of management fees pursuant to management agreements either (A) existing on the Issue Date or (B) entered into after the Issue Date, to the extent that such management agreements provide for percentage fees no higher than the percentage fees existing under the management agreements existing on the Issue Date;

            (5) Restricted Payments that are permitted by Section 4.07; and

            (6) Permitted Investments.

Section 4.14. Liens.

      The Company and the Guarantor shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.15. Corporate Existence.

      Subject to Article 5, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, the Guarantor or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Guarantor and their Subsidiaries; provided, however, that neither the Company nor the Guarantor shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries (other than Charter Capital), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and the Guarantor and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16. Repurchase at the Option of Holders upon a Change of Control.

      If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Issuers shall offer (a "Change of Control Offer") a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.

      Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and stating:

            (a) the purchase price and the purchase date, which shall not exceed 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

            (b) that any Note not tendered shall continue to accrue interest;

            (c) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (d) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (e) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (f) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

      On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

            (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

      The Paying Agent shall promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the

Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions in this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      Notwithstanding any other provision of this Section 4.16, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.17. Limitations on Issuances of Guarantees of Indebtedness.

      The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, and the Guarantor shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or the Guarantor, as the case may be, except in respect of the Credit Facilities (the "Guaranteed Indebtedness") unless (i) such Restricted Subsidiary of the Company or the Guarantor, as the case may be, simultaneously executes and delivers a supplemental indenture providing for the Guarantee (a "Subsidiary Guarantee") of the payment of the Notes by such Restricted Subsidiary and (ii) until one year after all the Notes have been paid in full in cash, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, the Guarantor or any other Restricted Subsidiary of the Company or the Guarantor as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee or any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

Section 4.18. Payments for Consent.

      The Company shall not, and shall not permit any of its Subsidiaries to, and the Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19. Application of Fall-Away Covenants.

      During any period of time that (a) the Notes have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries and the Guarantor and its Restricted Subsidiaries shall not be subject to the


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provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and clause (4)
of the first paragraph of Section 5.01 (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries and the Guarantor and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to the Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of
Section 4.07 as though such covenant had been in effect during the entire period of time from the Issue Date.

Section 4.20. Impairment of Security Interest.

      Neither the Company, the Guarantor nor any of their Subsidiaries shall take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral, and neither the Company, the Guarantor nor any of their Subsidiaries shall grant to any Person, or suffer any Person (other than the Trustee with respect to the Collateral securing the obligations under the Notes and the Company with respect to the Collateral securing the obligations under the Mirror Note) to have any interest whatsoever in the Collateral other than Liens permitted by the Pledge Documents. Neither the Company nor any of its Subsidiaries shall enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Indenture, the Notes and the Pledge Documents.

Section 4.21. Security Interest.

      The Company and the Guarantor shall, and shall cause each of their Restricted Subsidiaries to, undertake to deliver or cause to be delivered to the Trustee from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Trustee as the Trustee shall deem necessary or advisable to perfect or maintain the security interest in the Collateral for the benefit of the Trustee on behalf of the Holders until any such Collateral is released in accordance with the terms of this Indenture.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

      Neither of the Issuers nor the Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer, or the Guarantor, as the case may be, is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

            (1) either: (a) such Issuer, or the Guarantor, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer, or the Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing


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

      under the laws of the United States, any state thereof or the District of Columbia (provided that if the Person formed by or surviving any such consolidation or merger with either Issuer is a limited liability company or other Person other than a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes);

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company, or the Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company, or the Guarantor, as the case may be, under the Notes in the case of the Company, or under the Guarantee, in the case of the Guarantor, and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction no Default or Event of Default exists; and

            (4) the Company, or the Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Company, or the Guarantor, as the case may be) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10 or (B) have a Leverage Ratio immediately after giving effect to such consolidation or merger no greater than the Leverage Ratio immediately prior to such consolidation or merger.

      In addition, the Company may not, directly or indirectly, and the Guarantor may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly-Owned Subsidiaries, or the Guarantor and any of its Wholly-Owned Subsidiaries, as the case may be.

Section 5.02. Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer or the Guarantor, as the case may be, in accordance with
Section 5.01, the successor Person formed by such consolidation or into which either Issuer or the Guarantor, as the case may be, is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, such Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named therein as such Issuer or the Guarantor, as the case may be, and (except in the case of a lease) such Issuer or the Guarantor, as the case may be, shall be released from the obligations under the Notes (or the Guarantee, in the case of the Guarantor) and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

      An "Event of Default" occurs if:


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            (a) the Issuers default in the payment when due of interest on the
      Notes and such default continues for a period of 30 days;

            (b) the Issuers default in payment when due of the principal of or premium, if any, on the Notes;

            (c) the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, fails to comply with any of the provisions of Sections 4.16 or 5.01;

            (d) the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, fails to comply with any of their other covenants or agreements in this Indenture for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of the Notes outstanding;

            (e) the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or by the Guarantor or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if that default:

                  (1) is caused by a failure to pay at final stated maturity the principal amount on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (2) results in the acceleration of such Indebtedness prior to its express maturity,

            and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

            (f) the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, fails to pay final judgments which are non-appealable aggregating in excess of $100.0 million (net of applicable insurance which has not been denied in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days;

            (g) the Company, the Guarantor or any of their Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                  (iv) makes a general assignment for the benefit of its
            creditors; or


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

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, the Guarantor or any of their Significant Subsidiaries in an involuntary case;

                  (ii) appoints a custodian of the Company, the Guarantor or any of their Significant Subsidiaries or for all or substantially all of the property of the Company, the Guarantor or any of their Significant Subsidiaries; or

                  (iii) orders the liquidation of the Company, the Guarantor or any of their Significant Subsidiaries;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

            (i) except as permitted by this Indenture, the Guarantee of the Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

            (j) except as permitted by this Indenture, any of the Pledge Documents cease to be in full force and effect (other than in accordance with their respective terms or the terms of the Indenture), or any of the Pledge Documents cease to give the Trustee or the Company, as the case may be, the Liens purported to be created thereby, or any Pledge Document is declared null and void, or the Company or the Guarantor shall repudiate or deny in writing that it has any liability or obligation under any Pledge Document.

Section 6.02. Acceleration.

      In the case of an Event of Default arising from clause (g) or (h) of
Section 6.01, with respect to the Company or the Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may declare all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or


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constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Existing Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such directive.

Section 6.06. Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due


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dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the
            Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and


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

                  Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

Section 7.02. Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either of the Issuers shall be sufficient if signed by an Officer of such Issuer.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuers or any Holder.


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Section 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Guarantor or any Affiliate of either of the Issuers or the Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

      The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.


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      The Issuers and the Guarantor shall, jointly and severally, indemnify the
Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or the Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or the Guarantor of their obligations hereunder. The Issuers and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers and the Guarantor need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Issuers and the Guarantor under this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

      To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes


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

office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' and the Guarantor's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11. Preferential Collection of Claims Against the Issuers.

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


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                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

      The Issuers may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers' Certificate of each of the Issuers, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

      Upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees thereof on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

            (b) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

            (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' and the Guarantor's obligations in connection therewith; and

            (d) the Legal Defeasance provisions of this Indenture;

      Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03. Covenant Defeasance.

      Upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 5 and Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.19 with respect to the outstanding Notes and Guarantees thereof on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and Guarantees thereof shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed


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

"outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees thereof shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through 6.01(f) shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;


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

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of the Restricted Subsidiaries is a party or by which the Company or any of the Restricted Subsidiaries is bound;

            (6) the Company must have delivered to the applicable Trustee an opinion of counsel to the effect that after the 91st day assuming no intervening bankruptcy, that no Holder is an insider of either of the Issuers following the deposit and that such deposit would not be deemed by a court of competent jurisdiction a transfer for the benefit of the Guarantor or either co-Issuer in its capacity as such, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Notwithstanding the foregoing, the opinion of counsel required by clause
(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date within one year, by their terms or under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust;
              Other Miscellaneous Provisions.

      Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Issuers and the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that


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

would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Issuers.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantor's obligations under this Indenture, the Notes and the Guarantee, as the case may be, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (c) to provide for the assumption of an Issuer's or the Guarantor's obligations, as the case may be, to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of either Issuer or the Guarantor, as the case may be, pursuant to Article 5;


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

            (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or otherwise as necessary to comply with applicable law.

      Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers and the Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, this Indenture (including Sections 4.11 and 4.16) or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers and the Guarantor in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):


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

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter the payment provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.11 and 4.16);

            (c) reduce the rate of or extend the time for payment of interest on any Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

            (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in Sections 4.11 and 4.16);

            (h) amend any provision or release the Guarantee of the Guarantor except pursuant to the Marcus Combination; or

            (i) make any change in this Section 9.02.

Section 9.03. Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Guarantor may not sign an amendment or supplemental Indenture until their respective Boards of Directors approve it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer's Certificate and an Opinion of Counsel, in each case from each of the Issuers, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                               GUARANTEE OF NOTES

Section 10.01. Unconditional Guarantee.

      Subject to the provisions of this Article Ten, the Guarantor hereby unconditionally and irrevocably guarantees, on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Special Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuers to the Holders under this Indenture or under the Notes, for whatever reason, the Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Issuers.

      The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not this Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against either Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged


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

except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee or except as otherwise permitted by this Indenture. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to either Issuer or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or the Guarantor, any amount paid by either Issuer or the Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

      No stockholder, member, officer, director, employee or incorporator, past, present or future, of the Guarantor , as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

Section 10.02. Limitations on this Guarantee.

      The obligations of the Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor will result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state of the United States or the District of Columbia.

Section 10.03. Execution and Delivery of this Guarantee.

      To further evidence the Guarantee set forth in Section 10.01, the Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit F, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of the Guarantor by either manual or facsimile signature of two Officers of the Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of the Guarantee set forth in Section 10.01 shall not be affected by the fact that it is not affixed to any particular Note. The Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

      If an Officer of the Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, the Guarantor's Guarantee of such Note shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.04. Release of Guarantor.

      (a) Upon the consummation of the Marcus Combination, the Guarantor's Guarantee shall be released, and the Guarantor shall be deemed released from all obligations under this Article Ten and this Indenture without any further action required on the part of the Guarantor, the Trustee or any Holder. If the Marcus Combination is not consummated, the Guarantor will not be so released and the Guarantor or any entity surviving the Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Ten.

      (b) The Trustee shall deliver an appropriate instrument evidencing the release of the Guarantor upon receipt of a request by the Company or the Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company or the Guarantor.

      The Trustee shall execute any documents reasonably requested by the Company or the Guarantor in order to evidence the release of the Guarantor from its obligations under its Guarantee endorsed on the Notes, under this Article Ten and under this Indenture.

Section 10.05. Waiver of Subrogation.

      Until this Indenture is discharged and all of the Notes are discharged and paid in full, the Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against either Issuer that arise from the existence, payment, performance or enforcement of the Issuers' obligations under the Notes or this Indenture and the Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against either Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from either Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

Section 10.06. Immediate Payment.

      The Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all obligations under the Notes and this Indenture owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

Section 10.07. Obligations Continuing.

      The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. The Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder.

Section 10.08. Obligations Reinstated.

      The obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder (whether such payment shall have been made by or on behalf of either Issuer or by or on behalf of the Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of either Issuer or the Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by either Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of either Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor as provided herein.

Section 10.09. Obligations Not Affected.

      The obligations of the Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by the Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise.

Section 10.10. Waiver.

      Without in any way limiting the provisions of Section 10.01 hereof, the Guarantor hereby waives notice or proof of reliance by the Holders upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Issuers, protest or notice of dishonor of any of the obligations under the Note and this Indenture, or other notice or formalities to the Issuers of any kind whatsoever.

Section 10.11. No Obligation To Take Action Against Either Issuer.

      Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under the Notes and this Indenture or against either Issuer or any other Person or any property of either Issuer or any other Person before the Trustee is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under its Guarantees or under this Indenture.

Section 10.12. Dealing With The Company and Others.

      The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without the consent of or notice to the Guarantor, may

            (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to either Issuer or any other Person;

            (b) take or abstain from taking security or collateral from the Issuers or from perfecting security or collateral of the Issuers;

            (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuers or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

            (d) accept compromises or arrangements from either Issuer;

            (e) apply all monies at any time received from either Issuer or from any security upon such part of the obligations under the Notes or this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

            (f) otherwise deal with, or waive or modify their right to deal with, either Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

Section 10.13. Default and Enforcement.

      If the Guarantor fails to pay in accordance with Section 10.06, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of the Guarantor and the Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantor the obligations.

Section 10.14. Amendment, Etc.

      No amendment, modification or waiver of any provision of this Indenture relating to the Guarantor or consent to any departure by the Guarantor or any other Person from any such provision will in any event be effective unless it is signed by the Guarantor, the Issuers and the Trustee.

Section 10.15. Acknowledgement.

      The Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

Section 10.16. Costs and Expenses.

      The Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under the Guarantee.

Section 10.17. No Waiver; Cumulative Remedies.

      No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between the Guarantor and/or the Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 10.18. Effect of Offset or Counterclaim.

      The obligations of the Guarantor hereunder shall be enforceable against the Guarantor without regard to and without giving effect to any right of offset or counterclaim available to or which may be asserted by the Company or the Guarantor.

Section 10.19. Guarantee in Addition to Other Obligations.

      The obligations of the Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes (including the Purchase Agreement and the Registration Rights Agreement).

Section 10.20. Severability.

      Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

Section 10.21. Successors and Assigns.

      Each Guarantee shall be binding upon and inure to the benefit of the Guarantor, the Issuers, the Trustee and the Holders and their respective successors and permitted assigns, except that the Guarantor may not assign any of its obligations hereunder or thereunder.

                                   ARTICLE 11
                                    SECURITY

Section 11.01. Security.

      In order to secure the due and punctual payment of the principal of, premium, if any, and interest, and Special Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and performance of all other obligations of the Issuers, to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereof or thereof, the Company will make an assignment of its right, title and interest in and to the Collateral to the Trustee pursuant to the Pledge Documents and to the extent therein provided, no later than the date of the first issuance of the Notes hereunder. At the time the Pledge Documents are executed, the Company will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, the property constituting the Collateral in the manner and form done, or intended to be done, in the Pledge Documents, free and clear of all Liens whatsoever, except to the extent otherwise provided therein, and (a) will for so long as any Notes are outstanding, warrant and defend the title to the same against the claims of all Persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may require or request and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Pledge Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Pledge Documents will create a direct and valid Lien on the property constituting the Collateral as set forth in the Pledge Documents.

Section 11.02. Recording and Opinions.

      The Company will cause, at its own expense, the Pledge Documents, this Indenture and all amendments or supplements thereto and UCC-1 financing statements and other applicable documents relating thereto to be registered, recorded and filed or re-recorded, refiled and renewed in such manner and in such place or places if any, as may be required by law in order fully to preserve and protect the Liens created by the Pledge Documents on all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee.

      The Company shall furnish to the Trustee:

            (a) promptly after the execution and delivery of the Pledge Documents, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, this Indenture and the assignment of the Collateral intended to be made by the Pledge Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Pledge Documents, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that as to the Pledge Documents such recordings, registering and filings are sufficient to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Pledge Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and assignment effective; and

            (b) within 30 days after April 1 in each year beginning with April 1, 2000, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Pledge Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and assignment.

Section 11.03. Release of Collateral.

      Upon the consummation of the Marcus Combination, the security interest in the Collateral in favor of the Trustee for the benefit of the Holders will be immediately released.

      To the extent applicable, the Company shall cause TIA ss. 314(d) relating the release of property from the Lien of the Pledge Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an officer of the Company, except in cases in which TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person.

Section 11.04. Authorization of Actions To Be Taken by the Trustee.

      Subject to the provisions of the Pledge Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Pledge Documents, or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or governmental enactment, rule, or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Trustee).

Section 11.05. Acknowledgment that Collateral Secures the Other Notes.

      The Collateral is secured for the equal and ratable benefit of the holders of the Notes and the holders of the Other Notes.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 12.02. Notices.

      Any notice or communication by the Issuers, the Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to the Issuers,
              or the Guarantor:    c/o Charter Communications, Inc.
                                   12444 Powerscourt Drive, Suite 100
                                   St. Louis, Missouri  63131
                                   Telecopier No.: (314) 965-8793
                                   Attention: Secretary

            With a copy to:        Paul, Hastings, Janofsky & Walker LLP
                                   399 Park Avenue
                                   31st Floor
                                   New York, New York 10022
                                   Telecopier No.: (212) 319-4090
                                   Attention: Thomas R. Pollock, Esq.

            If to the Trustee:     Harris Trust and Savings Bank
                                   311 West Monroe, 12th Floor
                                   Chicago, Illinois  60606
                                   Telecopier No.: (312) 461-3525
                                   Attention: Corporate Trust Department

      The Issuers, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Issuers or the Guarantor to the Trustee to take any action under this Indenture, the Issuers or the Guarantor, as the case may be, shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees, Members and Stockholders.

      No director, officer, employee, incorporator, member or stockholder of the Issuers or the Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantor under the Notes, the Guarantee, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY GUARANTEE.

Section 12.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers, the Guarantor or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

      All agreements of the Issuers and the Guarantor in this Indenture, the Notes and the Guarantee, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

      In case any provision in this Indenture, the Notes or the Guarantee, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.

                                   ARTICLE 13
                           SATISFACTION AND DISCHARGE

Section 13.01. Satisfaction and Discharge of Indenture.

      This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

      (1) either

                  (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust,) have been delivered to the Trustee for cancellation; or

                  (B) all such Notes not theretofore delivered to the Trustee for cancellation

                  (i) have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity
            within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers,

            and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;

      (2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers and the Guarantors; and

      (3) each of the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article 13, the obligations of the Issuers and the Guarantor to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 13.02 shall survive.

Section 13.02. Application of Trust Money.

      All money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                        [Signatures on following page]

                                   SIGNATURES

Dated as of March 17, 1999
                                        CHARTER COMMUNICATIONS HOLDINGS, LLC, as
                                           an Issuer

                                        By: /s/ Eloise Engman
                                           _____________________________________
                                           Name: Eloise Engman
                                           Title: Vice President


                                        CHARTER COMMUNICATIONS HOLDINGS CAPITAL
                                           CORPORATION, as an Issuer

                                        By: /s/ Eloise Engman
                                           _____________________________________
                                           Name: Eloise Engman
                                           Title: Vice President


                                        MARCUS CABLE HOLDINGS, LLC,
                                          as Guarantor

                                        BY:  MARCUS CABLE PROPERTIES, L.L.C.,
                                              as Manager

                                        BY:  MARCUS CABLE PROPERTIES, INC.,
                                              as Manager

                                        By: /s/ Marcy Lifton
                                           _____________________________________
                                           Name: Marcy Lifton
                                           Title: Senior Vice President and
                                                  Assistant Secretary


                                        HARRIS TRUST AND SAVINGS BANK,
                                          as Trustee

                                        By: /s/ Kevin O. Healey
                                           _____________________________________
                                           Name: Kevin O. Healey
                                           Title: Senior Vice President

                                                                       EXHIBIT A

                                 [Face of Note]

                                                     CUSIP NO. [               ]

                           8.25% Senior Notes due 2007

No.                                                               $

                      CHARTER COMMUNICATIONS HOLDINGS, LLC
                                       and
               CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION

promise to pay to ______________________________________________________________

or registered assigns,

the principal amount of ________________________________________________________

Dollars ($______________________________) on April 1, 2007.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Subject to Restrictions set forth in this Note.

Dated:  March 17, 1999

                                        CHARTER COMMUNICATIONS HOLDINGS, LLC


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        CHARTER COMMUNICATIONS HOLDINGS CAPITAL
                                          CORPORATION


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

HARRIS TRUST AND SAVINGS BANK,
  as Trustee

By: __________________________________
      Authorized Signatory

                                 [Back of Note]
                         8.25% Senior Notes due 2007

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."(1)

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."(2)

----------
(1) This paragraph should be included only if the Notes is issued in global form.

(2) This paragraph should be removed upon the exchange of Notes for Exchange in the Exchange Offer or upon the registration of the Notes pursuant to the terms of the Registration Rights Agreements.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Charter Communications Holdings, LLC, a Delaware limited liability company (the "Company"), and Charter Communications Holdings Capital Corporation, a Delaware corporation ("Charter Capital" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at the rate of 8.25% per annum from March 17, 1999 until maturity. The interest rate on the Notes is subject to increase pursuant to the provisions of the Registration Rights Agreement. The Issuers will pay interest semi-annually in arrears on April 1 and October 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 1999. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, Harris Trust and Savings Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of March 17, 1999 ("Indenture") between the Issuers, Marcus Cable Holdings, LLC (the "Guarantor") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited to $600 million in aggregate principal amount, of which all $600 million in aggregate principal amount of Notes were issued on the Issue Date. The Notes are guaranteed on a senior basis by the Guarantor.

      5. OPTIONAL REDEMPTION.

      The Notes will not be redeemable at the Issuers' option prior to maturity.

      6. MANDATORY REDEMPTION.

      Except as otherwise provided in Paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

      7. REPURCHASE AT OPTION OF HOLDER.

      (a) If there is a Change of Control, the Issuers shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice.

      (b) If the Company or a Restricted Subsidiary consummates any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall commence an offer (an "Asset Sale Offer") pursuant to Section 4.11 of the Indenture to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions requiring offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (which amount includes the entire amount of the Net Proceeds). The offer price in any Asset Sale Offer will be payable in cash and equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notices of redemption may not be conditional. No Notes of $1,000 or less may be redeemed in part. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, other than with respect to the payment of Additional Amounts.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuers' or the Guarantor's obligations, as the case may be, to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of either Issuer or the Guarantor, as the case may be, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or otherwise as necessary to comply with applicable law.

      12. DEFAULTS AND REMEDIES. Each of the following is an Event of Default:
(i) default for 30 days in the payment when due of interest on the Notes, (ii) default in payment when due of the principal of or premium, if any, on the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, to comply with Sections
4.16 and 5.01 of the Indenture, (iv) failure by the Company or any of its Restricted Subsidiaries, or the Guarantor or any of its Restricted Subsidiaries, for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding to comply with any of their other covenants or agreements in the Indenture, (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or by the Guarantor or any of its Restricted Subsidiaries, (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, or by the Guarantor or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay at final stated maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more, (vi) failure by the Company or any of its Restricted Subsidiaries, or by the Guarantor or any of its Restricted Subsidiaries, to pay final judgments which are non-appealable aggregating in excess of $100.0 million (net of applicable insurance which has not been denied in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days, (vii) certain events of bankruptcy or insolvency with respect to the Company, the Guarantor or any of their Significant Subsidiaries, (viii) except as permitted by the Indenture, the Guarantee of the Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect or is caused by the Guarantor's, or any Person's (such Person acting on behalf of the Guarantor), denial or disaffirmation of its obligations under the Guarantee or (ix) except as permitted by the Indenture, any of the Pledge Documents cease to be in full force and effect (other than in accordance with their respective terms or the terms of the Indenture), or any of the Pledge Documents cease to give the Trustee or the Company, as the case may be, the Liens purported to be created thereby, or any Pledge Document is declared null and void. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may declare all the Notes to be due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Guarantor or their Affiliates, and may otherwise deal with the Issuers, the Guarantor or their Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member or stockholder of either of the Issuers or the Guarantor, as such, shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      15. GUARANTEES. Until the consummation of the Marcus Combination, this Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.

      16. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto and the holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

      17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of March 17, 1999, among the Issuers, the Guarantor and the initial purchasers named therein (the "Registration Rights Agreement").

      20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Charter Communications Holdings, LLC
                        Charter Communications Holdings Capital Corporation c/o Charter Communications, Inc.
                        12444 Powerscourt Drive
                        Suite 100
                        St. Louis, Missouri  63131
                        Attention:  Secretary
                        Telecopier No.: (314) 965-0555

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                       (Insert assignee's legal name)

________________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:______________________________

                                    Your Signature:_____________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:_____________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

        |_| Section 4.11                             |_| Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: ____________________

                    Your Signature: ____________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                    Tax Identification No.: ____________________________________

Signature Guarantee*: _____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                   Amount of       Amount of       Principal     Signature of
                  decrease in     increase in      Amount of      authorized
                   Principal       Principal    this Global Note  officer of
                   Amount of       Amount of     following such   Trustee or
   Date of        this Global     this Global       decrease         Note
   Exchange          Note            Note        (or increase)     Custodian
   --------          ----            ----        -------------     ---------


                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
c/o Charter Communications, Inc.
12444 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attn:  Corporate Trust Department

      Re:   8.25% Senior Notes due 2007

      Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture"), among Charter Communications Holdings, LLC (the "Company") and Charter Communications Holdings Capital Corporation ("Charter Capital" and, together with the Company, the "Issuers"), Marcus Cable Holdings, LLC, as guarantor, and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      3. |_| Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

      4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                    ____________________________________________
                                            [Insert Name of Transferor]


                                    By: ________________________________________
                                      Name:
                                      Title:
Dated: ________________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)   |_|   a beneficial interest in the:

                        (i)   |_| 144A Global Note (CUSIP __________), or

                        (ii)  |_| Regulation S Global Note (CUSIP _________), or

                  (b)   |_| a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a)   |_|   a beneficial interest in the:

                        (i)   |_| 144A Global Note (CUSIP __________), or

                        (ii)  |_| Regulation S Global Note (CUSIP _________), or

                        (iii) |_| Unrestricted Global Note (CUSIP _________); or

                  (b)   |_|   a Restricted Definitive Note; or

                  (c)   |_|   an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
c/o Charter Communications, Inc.
12444 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attn:  Corporate Trust Department

      Re:   8.25 % Senior Notes due 2007

                             (CUSIP ____________)

      Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture"), among Charter Communications Holdings, LLC (the "Company") and Charter Communications Holdings Capital Corporation ("Charter Capital" and, together with the Company, the "Issuers"), Marcus Cable Holdings, LLC, as guarantor, and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

      (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

      (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note or |_| Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                    ____________________________________________
                                            [Insert Name of Transferor]


                                    By: ________________________________________
                                      Name:
                                      Title:
Dated: ________________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
c/o Charter Communications, Inc.
12444 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attn:  Corporate Trust Department

      Re:   8.25% Senior Notes due 2007

      Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture"), among Charter Communications Holdings, LLC (the "Company") and Charter Communications Holdings Capital Corporation ("Charter Capital" and, together with the Company, the "Issuers"), Marcus Cable Holdings, LLC, as guarantor, and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a)   |_|   a beneficial interest in a Global Note, or

      (b)   |_|   a Definitive Note,

we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    ____________________________________________
                                       [Insert Name of Accredited Investor]


                                    By: ________________________________________
                                      Name:
                                      Title:
Dated: ________________________

                                                                       EXHIBIT E

                                FORM OF GUARANTEE

      For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Special Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 17, 1999, among Charter Communications Holdings, LLC, a Delaware limited liability company, Charter Communications Holdings Capital Corporation, a company incorporated under the laws of Delaware, Marcus Cable Holdings, LLC, a Delaware limited liability company, as guarantor, and Harris Trust and Savings Bank, as trustee, as amended or supplemented (the "Indenture").

      The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

      THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

      This Guarantee is subject to release upon the terms set forth in the Indenture.

      IN WITNESS WHEREOF, the Guarantor has caused its Guarantee to be duly executed.


Date:______________


                                    MARCUS CABLE HOLDINGS, LLC,
                                       as Guarantor


                                    By:     MARCUS CABLE PROPERTIES, L.L.C.,
                                            as Manager

                                    By:     MARCUS CABLE PROPERTIES, INC.,
                                            as Manager


                                    By:   _____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT F

                               FORM OF MIRROR NOTE

                           9.92% Senior Note due 2007

                                                                  $1,548,630,855

                           MARCUS CABLE HOLDINGS, LLC
                                (the "Borrower")

promises to pay to CHARTER COMMUNICATIONS HOLDINGS, LLC (the "Lender") on April 1, 2007 (the "Maturity Date") the principal amount outstanding on the Maturity Date.

Interest Payment Dates:  April 1 and October 1

Date:  March 17, 1999

                                    MARCUS CABLE HOLDINGS, LLC

                                    By:  MARCUS CABLE PROPERTIES, L.L.C.,
                                                as Manager

                                    By:  MARCUS CABLE PROPERTIES, INC.,
                                                as Manager

                                    By: ___________________________________
                                        Name:
                                        Title:

CHARTER COMMUNICATIONS HOLDINGS, LLC


By:   ______________________________
      Name:
      Title:

      1. INTEREST. Marcus Cable Holdings, LLC, a Delaware limited liability Company (the "Borrower"), promises to pay to Charter Communications Holdings, LLC, a Delaware limited liability company (the "Lender"), interest on the principal amount of this Note from time to time outstanding at the rate of 9.92% per annum from the date hereof until maturity. The Borrower will pay interest semi-annually in arrears on April 1 and October 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, further, that the first Interest Payment Date shall be October 1, 1999. The principal amount on which the Borrower will pay interest on each Interest Payment Day will be the principal amount of this Note outstanding from time to time during the 6-month period prior to such Interest Payment Date. The Borrower shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Borrower will pay interest on this Note to Lender. This Note will be payable as to principal, premium, if any, and interest by check mailed to Lender at 12444 Powerscourt Drive, Suite 100, St. Louis, Missouri 63131 or such other address as Lender shall have notified the Borrower in writing, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on this Note if Lender shall have provided wire transfer instructions to the Borrower. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. DEFINED TERMS. Capitalized terms used herein shall have the meanings assigned to them in the Indenture dated as of March 17, 1999 (the "Indenture") between the Lender, Charter Communications Holdings Capital Corporation, a company incorporated under the laws of Delaware, the Borrower, and Harris Trust and Savings Bank, as trustee, relating to the 8.625% Senior Notes due 2009.

      4. PREPAYMENT OF NOTE. This Note may be prepaid in whole or in part at any time without penalty or premium.

      5. REPAYMENT AT OPTION OF HOLDER. Upon the occurrence of (i) a Change of Control or (ii) an Asset Sale, in each case under the Indenture, Lender may require Borrower to prepay this Note in whole or in part.

      6. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on this Note, (ii) default in payment when due of principal on this Note, and (iii) any event which constitutes an Event of Default under the Indenture. If any Event of Default occurs and is continuing, Lender may declare this Note to be due and payable. Notwithstanding the foregoing, upon the occurrence of an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture, this Note will become due and payable without further action or notice. Lender may waive any existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of interest on, or the principal of, this Note. The Borrower is required upon becoming aware of any Default or Event of Default to deliver to Lender a statement specifying such Default or Event of Default.

      7. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member or stockholder, of the Borrower, as such, shall not have any liability for any obligations of the

Borrower under this Note or for any claim based on, in respect of, or by reason of, such obligation or its creation. Lender by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

      8. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto and the holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.